Exhibit 3.76


                         CERTIFICATE OF PARTNERSHIP

         1. Name of Limited Partnership:

                  SGSCP Limited Partnership

         2. Business address of Limited Partnership:

                  650 North Highway 17-92, Longwood, Florida 32750

         3. Name of Registered Agent for Service of Process:

                  D. Kim Hackett

         4. Florida Street Address of Registered Agent:

                  650 North Highway 17-92, Longwood, Florida  32750

         5. The Registered Agent's signature below indicates his acceptance as designation of being duly appointed the Registered Agent for SGSCP Limited Partnership for the purpose of service of process.

         /s/ D. Kim Hackett                             7/10/92
         ----------------------------------          ---------------
         D. Kim Hackett, Registered                        Date
         Agent for SGSCP Limited
         Partnership

         6. Mailing Address of Limited Partnership:

                  650 North Highway 17-92, Longwood, Florida  32750

         7. Latest date upon which the Partnership herein described is to be dis solved:

                  December 31, 2042